UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 29, 2004

SNOCONE SYSTEMS INC.
(Exact name of registrant as specified in its charter)

Nevada	0-33519	98-0360989
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

Suite 2300 – 1066 West Hastings Street, Vancouver, BC, Canada V6E 3X2
(Address of principal executive offices)(Zip Code)

(604) 683-4001
Registrant’s telephone number, including area code

_______________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On October 29, 2004, Snocone Systems Inc. (“Snocone or the Company”) entered into an Asset Purchase Agreement with Riskebiz Internet Services Inc. (“Riskebiz”), for the purposes of acquiring the exclusive, perpetual, worldwide right to publish, market, advertise, promote, distribute, manufacture, sublicense, vend and otherwise use the Assets, known as RISKeye, beginning from the Closing Date.

In consideration for the Asset, Snocone shall deliver to Riskebiz Internet Services Inc. 1,000,000 shares of restricted common stock.

Mr. Kevin Day is the President and majority owner of RISKebiz and also a director of Snocone.

RISKeye is a mobile technology that allows users to monitor closed-circuit television (CCTV), webcams and remote cameras from their CellPhone through Openwave's widely used WAP 2.0 browser, enabling the application to function on a broad number of handsets worldwide without the need for client side software downloads.

Section 8 – Other Events

Item 8.01 Other Events

On October 29, 2004, the Company announced the cancellation of 30% of the Company’s issued and outstanding common stock in the amount of 15,596,400 shares. These shares were owned by management, affiliated entities, and other shareholders. Following the cancellation, the number of issued and outstanding shares in the Company will total 35,210,846.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

2.1	Asset Purchase Agreement between Snocone Systems Inc. and Riskebiz Internet Services Inc. dated October 29, 2004

2.2	Bill of Sale between Snocone Systems Inc. and Riskebiz Internet Services Inc. dated October 29, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNOCONE SYSTEMS INC.

Date: October 29, 2004	/s/ Vivian Kane

Vivian Kane, President